QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Kintera, Inc. for the registration of 2,500,000 shares of its common stock to be filed on or about January 5, 2005 and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements of Kintera, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
December 30, 2004

QuickLinks

  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM